EX-23.1


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated May 2, 2004, (except notes 2(X) and 10 as to which the date is July 12, 2004) in the Registration Statement (Form F-1) and related Prospectus of Syneron Medical Ltd. dated July 14, 2004.

                                                  Kost Forer Gabbay & Kasierer
                                                A Member of Ernst & Young Global

Haifa, Israel
July 14, 2004